EXHIBIT 99.1

Media Contact:	Investor Relations:
Bud Perrone	Matt Stover
T 212 843 8068	T 404-465-2227
E bperrone@rubenstein.com	E IR@columbiapropertytrust.com
Columbia Property Trust Reports First Quarter 2016 Results
ATLANTA--(April 28, 2016)--Columbia Property Trust, Inc. (NYSE: CXP) reported financial results today for the first quarter ended March 31, 2016.
Highlights:

•
For the first quarter of 2016, Normalized Funds from Operations (FFO) per diluted share was $0.44, Adjusted Funds from Operations (AFFO) per diluted share was $0.38, and Net Income per diluted share was $0.05

•
Continued our shift to high-barrier markets through dispositions. We sold 100 East Pratt in Baltimore for $187 million, and expect total dispositions in 2016 to generate proceeds of $700 million to $800 million

•	Repaid the remaining $119 million on our short-term bridge loan in early April

•
Completed 466,000 square feet of leasing since the beginning of 2016, including a 390,000-square-foot, 30-year, full building lease with NYU's Langone Medical Center at 222 East 41st Street in Midtown New York, signed in April

"We’re off to a strong start for 2016, with a focus on the execution of key leasing opportunities in our high-quality portfolio, which includes substantial embedded rent growth," noted Nelson Mills, President and CEO. "The signing of a full-building lease at 222 East 41st in Midtown New York addresses our largest near-term tenant expiration with minimal down-time. This is a testament to the quality and appeal of this property, as well as the effectiveness of having local teams in our key markets.
"We are also pleased to have made progress on our disposition targets with the completed sale of 100 East Pratt in Baltimore last month, and we remain engaged in discussions for our other targeted assets, with expected pricing in the range we have previously discussed."

Disposition Activity:
In March, we sold 100 East Pratt in Baltimore for gross proceeds of $187 million. We continue to market for sale the 1.3 million-square-foot Key Center Tower and the 400-room Key Center Marriott in Cleveland, as well as the 961,000-square-foot 80 Park Plaza in Newark. These three sales and the disposition of two suburban assets in Gaithersburg, Maryland and Chicago, all of which are subject to market conditions, are expected to generate gross proceeds of $700 million to $800 million in 2016.
Financing Activity:
In early April, using the proceeds from the disposition of 100 East Pratt, we reduced borrowings under our revolving credit facility and repaid the $119 million balance remaining on our bridge loan, which was scheduled to mature in August 2016.
Portfolio Highlights:
During the first quarter, we entered into leases for 65,000 rentable square feet of office space with an average lease term of approximately 7.9 years. Our first quarter leasing activity included 52,000 square feet of new leases and 13,000 square feet of renewal leases.
As of March 31, 2016, our portfolio of 26 office properties was 92.4% leased and 91.7% occupied compared with 92.3% leased and 91.2% occupied as of March 31, 2015, and 93.2% leased and 91.6% occupied as of December 31, 2015.
Same store NOI for the first quarter of 2016 decreased 1.5% on a GAAP basis and 2.2% on a cash basis. However, for leases executed during the quarter, we experienced a 49.2% increase in rental rates on a cash basis and a 113.6% increase in rental rates on a GAAP basis primarily due to a lease at University Circle in Palo Alto, California.
Subsequent to quarter end, we signed NYU's Langone Medical Center to a 30-year, 390,000 square foot lease for the entire building at 222 East 41st Street in Midtown New York.
Financial Results:
Net Income Attributable to Common Stockholders was $6.7 million, or $0.05 per diluted share, for the first quarter of 2016, compared with $5.6 million, or $0.04 per diluted share, for the first quarter of 2015.
Normalized FFO was $54.8 million, or $0.44 per diluted share, for the first quarter of 2016, compared with $65.3 million, or $0.52 per diluted share, in the prior-year period.
AFFO was $46.5 million, or $0.38 per diluted share, for the first quarter of 2016, compared with $46.2 million, or $0.37 per diluted share, in the prior-year period.
NOI for the first quarter of 2016 decreased 10.4% on a GAAP basis and 12.0% on a cash basis compared with the prior-year period, primarily due to selling 11 properties on July 1, 2015.
Distributions:
For the first quarter of 2016, we paid a dividend of $0.30 per share, or an annualized rate of $1.20 per share. The dividend was paid on March 15, 2016, to stockholders of record as of March 1, 2016.
Share Repurchases:
During the first quarter, we continued to execute under our $200 million share repurchase program with the purchase of 1.1 million shares for a total expenditure of $25.0 million, or a weighted-average price of $22.60 per share. Since inception of the program in September 2015, we have acquired 1.8 million shares for a total expenditure of $41.3 million.

Guidance for 2016:
For the year ending December 31, 2016, the Company maintained its previously issued guidance range for Normalized FFO of $1.50 to $1.60 per diluted share, and for Net Income in the range of $0.23 to $0.33 per diluted share.
A reconciliation of projected Net Income Available to Common Stockholders per diluted share to projected FFO and Normalized FFO per diluted share is provided as follows:

	Full Year
	2016 Range
	Low	High
Net income	$0.23	$0.33
Add: Real estate depreciation & amortization	1.27	1.27
Loss on sale of real estate assets	0.00	0.00
FFO	1.50	1.60
Adjustments	—	—
Normalized FFO	$1.50	$1.60
Our guidance for 2016 is based on the following assumptions for our portfolio:

•	Leased percentage at year end 2016 of 90% to 92%

•	GAAP straight-line rental income of $16 million to $24 million

•	G&A of $32 million to $34 million

•	Dispositions of $700 million to $800 million ($187 million sold to date)

•	Acquisitions of $200 million to $400 million

•	Weighted average diluted share count of 123.5 million (excludes impact of share repurchases after April 28, 2016)
Jim Fleming, Executive Vice President and Chief Financial Officer, added, "We were pleased with our financial results for the first quarter, and our portfolio continues to perform well. At this point, our FFO guidance range remains unchanged, and we will revisit it next quarter when we have more clarity on the timing of dispositions. While the leasing of the entire building at 222 East 41st will not materially affect 2016 FFO, it will have a positive impact on FFO in 2017 and future years."

These estimates reflect management’s view of current market conditions and incorporate certain economic and operational assumptions and projections. This annual guidance includes the continued enhancement of the portfolio based on the above assumptions. Actual results could differ from these estimates. Note that individual quarters may fluctuate on both a cash basis and a GAAP basis due to the timing of acquisitions and dispositions, lease commencements and expirations, the timing of repairs and maintenance, capital expenditures, capital markets activities and one-time revenue or expense events. In addition, the Company’s guidance is based on information available to management as of the date of this release.

Investor Conference Call and Webcast:
We will host a conference call and live audio webcast, both open for the general public to hear, later today at 5:00 p.m. ET to discuss quarterly financial results and business highlights. The number to call for this interactive teleconference is (412) 542-4180. A replay of the conference call will be available through May 6, 2016, by dialing (877) 344-7529 and entering the confirmation number, 10082995.
The live audio webcast of the Company's quarterly conference call will be available online in the Investor Relations section of the Company's website at ColumbiaPropertyTrust.com. The online replay will be available in the Investor Relations section of the Company's website shortly after the call and archived for approximately twelve months following the call.
About Columbia Property Trust
Columbia Property Trust (NYSE: CXP) owns and operates Class-A office buildings in competitive, primarily CBD locations, and over half our investments are in high-barrier-to-entry, primary markets. Our $5 billion portfolio includes 26 office properties containing 13.0 million square feet and one hotel, concentrated in San Francisco, New York, and Washington, D.C. For more information about Columbia, which carries an investment-grade rating from both Moody’s and Standard & Poor’s, please visit www.ColumbiaPropertyTrust.com.

Non-GAAP Supplemental Financial Measure Definitions:
Funds from Operations - FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), represents net income (computed in accordance with GAAP), plus depreciation of real estate assets and amortization of lease-related costs, excluding gains (losses) on sales of real estate and impairment losses on real estate assets. The Company computes FFO in accordance with NAREIT's definition, which may differ from the methodology for calculating FFO, or similarly titled measures, used by other companies and this may not be comparable to those presentations. We consider FFO an appropriate supplemental performance measure given its wide use by and relevance to investors and analysts. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assume that the value of real estate diminishes predictably over time.
Normalized FFO - We calculate Normalized FFO by starting with FFO, as defined by NAREIT, and adjusting for certain non-recurring items, including: (i) real estate acquisition-related costs, (ii) listing costs, (iii) loss on interest rate swaps and (iv) loss on early extinguishment of debt. Such items create significant earnings volatility. We believe Normalized FFO provides a meaningful measure of our operating performance and more predictability regarding future earnings potential. Normalized FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income; therefore, it should not be compared to other REITs' equivalent to Normalized FFO.
Adjusted Funds from Operations - AFFO is calculated by adjusting Normalized FFO to exclude (i) additional amortization of lease assets (liabilities), (ii) straight-line rental income, (iii) gain (loss) on interest rate swaps, (iv) recurring capital expenditures, and adding back (v) stock based compensation expense and (vi) non-cash interest expense. Because AFFO adjusts for income and expenses that we believe are not reflective of the sustainability of our ongoing operating performance, we believe AFFO provides useful supplemental information. AFFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of our liquidity.
EBITDA - EBITDA is defined as net income before interest, taxes, depreciation and amortization. We believe EBITDA is a reasonable measure of our liquidity. EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate EBITDA differently and our calculation should not be compared to that of other REITs.
Adjusted EBITDA - Adjusted EBITDA is defined as net income before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property, real estate acquisition-related costs, discontinued operations adjustments, or other extraordinary items. We do not include impairment losses in this measure because we feel these types of losses create volatility in our earnings and make it difficult to determine the earnings generated by our ongoing business. We believe adjusted EBITDA is a reasonable measure of our liquidity. Adjusted EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
Cash Net Operating Income (Cash NOI) - Cash NOI is defined as Adjusted EBITDA adjusted for (i) portfolio general and administrative expense, (ii) interest rate swap valuation adjustments, (iii) interest expense associated with interest rates swaps, (iv) GAAP lease termination income, (v) non-cash property operations, (vi) straight-line rental income, (vii) net effect of above/(below) market amortization, and (viii) discontinued operations adjustments. The company uses this measure to assess its operating results and believes it is important in assessing operating performance. Cash NOI is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.
GAAP Net Operating Income (GAAP NOI) - GAAP NOI is defined as Adjusted EBITDA adjusted for (i) portfolio general and administrative expense, (ii) interest rate swap valuation adjustments, (iii) interest expense associated with interest rates swaps, (iv) GAAP lease termination income, (v) discontinued operations adjustments. The company uses this measure to assess its operating results and believes it is important in assessing operating performance. GAAP NOI is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.
Forward-Looking Statements:
Certain statements contained in this press release other than historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such statements include, in particular, statements about our plans, strategies, guidance, and prospects and are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We make no representations or warranties (express or implied) about the accuracy of any such forward-looking statements contained in this press release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Any such forward-looking statements are subject to risks, uncertainties, and other factors and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual conditions, our ability to accurately anticipate results expressed in such forward-looking statements, including our ability to generate positive cash flow from operations, make distributions to stockholders, and maintain the value of our real estate properties, may be significantly hindered. See Item 1A in the Company's most recently filed Annual Report on Form 10-K for the year ended December 31, 2015 and subsequently filed periodic reports for a discussion of some of the risks and uncertainties that could cause actual results to differ materially from those presented in our forward-looking statements. The risk factors described in our Annual Report are not the only ones we face, but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also harm our business.
Management's Quotes:
Quotes attributed to management within this document reflect management's beliefs at the time of release.

COLUMBIA PROPERTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per-share amounts)

	(Unaudited)
	March 31, 2016	December 31, 2015
Assets:
Real estate assets, at cost:
Land	$864,690	$896,467
Buildings and improvements, less accumulated depreciation of $584,830 and $613,639, as of March 31, 2016 and December 31, 2015, respectively	2,790,003	2,897,431
Intangible lease assets, less accumulated amortization of $244,578 and $250,085, as of March 31, 2016 and December 31, 2015, respectively	245,783	259,136
Construction in progress	11,223	31,847
Total real estate assets	3,911,699	4,084,881
Investment in unconsolidated joint venture	121,784	118,695
Cash and cash equivalents	185,376	32,645
Tenant receivables, net of allowance for doubtful accounts of $530 and $8 as of March 31, 2016 and December 31, 2015, respectively	11,731	11,670
Straight-line rent receivable	103,367	109,062
Prepaid expenses and other assets	35,779	35,848
Intangible lease origination costs, less accumulated amortization of $174,180 and $181,482, as of March 31, 2016 and December 31, 2015, respectively	70,560	77,190
Deferred lease costs, less accumulated amortization of $38,808 and $40,817, as of March 31, 2016 and December 31, 2015, respectively	74,502	88,127
Investment in development authority bonds	120,000	120,000
Total assets	$4,634,798	$4,678,118
Liabilities:
Line of credit and notes payable, net of deferred financing costs of $4,044 and $4,492, as of March 31, 2016 and December 31, 2015, respectively	$1,204,678	$1,130,571
Bonds payable, net of discounts of $945 and $1,020 and deferred financing costs of $3,546 and $3,721, as of March 31, 2016 and December 31, 2015, respectively	595,509	595,259
Accounts payable, accrued expenses, and accrued capital expenditures	85,351	98,759
Dividends payable	—	37,354
Deferred income	21,886	24,814
Intangible lease liabilities, less accumulated amortization of $82,098 and $81,496, as of March 31, 2016 and December 31, 2015, respectively	53,154	57,167
Obligations under capital leases	120,000	120,000
Total liabilities	2,080,578	2,063,924
Commitments and Contingencies	—	—
Equity:
Common stock, $0.01 par value, 225,000,000 shares authorized, 123,458,960 and 124,363,073 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	1,234	1,243
Additional paid-in capital	4,563,537	4,588,303
Cumulative distributions in excess of earnings	(2,003,258)	(1,972,916)
Cumulative other comprehensive loss	(7,293)	(2,436)
Total equity	2,554,220	2,614,194
Total liabilities and equity	$4,634,798	$4,678,118

COLUMBIA PROPERTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share amounts)

	(Unaudited)
	Three Months Ended March 31,
	2016	2015
Revenues:
Rental income	$99,586	$112,809
Tenant reimbursements	19,753	28,249
Hotel income	4,663	4,993
Other property income	2,577	1,492
	126,579	147,543
Expenses:
Property operating costs	41,336	49,754
Hotel operating costs	4,331	4,591
Asset and property management fees	330	397
Depreciation	29,289	34,007
Amortization	16,075	23,219
General and administrative	10,490	8,044
Acquisition expenses	—	1,995
	101,851	122,007
Real estate operating income	24,728	25,536
Other income (expense):
Interest expense	(17,897)	(21,484)
Interest and other income	1,805	1,833
Loss on interest rate swaps	—	(6)
Loss on early extinguishment of debt	—	(477)
	(16,092)	(20,134)
Income before income taxes, unconsolidated joint venture, and loss on sale of real estate	8,636	5,402
Income tax benefit (expense)	(77)	196
Loss from unconsolidated joint venture	(1,552)	—
Income before loss on sale of real estate	7,007	5,598
Loss on sale of real estate	(310)	—
Net income	$6,697	$5,598
Per-share information – basic:
Net income	$0.05	$0.04
Weighted-average common shares outstanding – basic	123,393	124,903
Per-share information – diluted:
Net income	$0.05	$0.04
Weighted-average common shares outstanding – diluted	123,412	124,935
Dividends per share	$0.30	$0.30

COLUMBIA PROPERTY TRUST, INC.
FUNDS FROM OPERATIONS, NORMALIZED FUNDS FROM OPERATIONS
AND ADJUSTED FUNDS FROM OPERATIONS
(in thousands, except per-share amounts)

	(Unaudited)
	Three Months Ended March 31,
	2016	2015
Reconciliation of Net Income to Funds From Operations, Normalized Funds From Operations and Adjusted Funds From Operations:
Net income	$6,697	$5,598
Adjustments:
Depreciation of real estate assets	29,289	34,007
Amortization of lease-related costs	16,075	23,219
Depreciation and amortization included in loss from unconsolidated joint venture	2,470	—
Loss on sale of real estate	310	—
FFO	54,841	62,824
Real estate acquisition-related costs	—	1,995
Loss on early extinguishment of debt	—	477
Normalized FFO	54,841	65,296
Other income (expenses) included in net income, which do not correlate with our operations:
Additional amortization of lease assets (liabilities)(1)	(1,322)	(2,742)
Straight-line rental income	(5,375)	(3,937)
Gain on interest rate swaps	—	(1,315)
Stock-based compensation expense in general and administrative(2)	1,382	1,014
Non-cash interest expense(3)	1,012	1,069
Other non-cash adjustments included in loss from unconsolidated joint venture	(401)	—
Total other non-cash adjustments	(4,704)	(5,911)
Recurring capital expenditures(4)	(3,671)	(13,147)
Adjusted FFO	$46,466	$46,238
Per-share information - basic
FFO per share	$0.44	$0.50
Normalized FFO per share	$0.44	$0.52
Adjusted FFO per share	$0.38	$0.37
Weighted-average shares outstanding - basic	123,393	124,903
Per-share information - diluted
FFO per share	$0.44	$0.50
Normalized FFO per share	$0.44	$0.52
Adjusted FFO per share	$0.38	$0.37
Weighted-average shares outstanding - diluted	123,412	124,935

(1)
GAAP implicitly assumes that the value of intangible lease assets (liabilities) diminishes predictably over time and, thus, requires these charges to be recognized ratably over the respective lease terms. Such intangible lease assets (liabilities) arise from the allocation of acquisition price related to direct costs associated with obtaining a new tenant, the value of opportunity costs associated with lost rentals, the value of tenant relationships, and the value of effective rental rates of in-place leases that are above or below market rates of comparable leases at the time of acquisition. Like real estate values, market lease rates in aggregate have historically risen or fallen with local market conditions.

(2)	This item represents the noncash impact of compensation expense related to stock grants under our Long-Term Incentive Plan.

(3)
This item represents amortization of financing costs paid in connection with executing our debt instruments, and the accretion of premiums (and amortization of discounts) on certain of our debt instruments. GAAP requires these items to be recognized over the remaining term of the respective debt instrument, which may not correlate with the ongoing operations of our real estate portfolio.

(4)
Recurring Capital Expenditures are defined as capital expenditures incurred to maintain the building structure and functionality, and to lease space at our properties in their current condition. Recurring capital expenditures include building capital, tenant improvements, and leasing commissions. This measure excludes capital for first generation leasing and acquisitions.

COLUMBIA PROPERTY TRUST, INC.
NET OPERATING INCOME AND SAME STORE NET OPERATING INCOME - CASH BASIS
(in thousands)

	(Unaudited)
	Three Months Ended March 31,
	2016	2015
Reconciliation of Net Income to Net Operating Income - Cash Basis and Same Store Net Operating Income - Cash Basis:
Net income	$6,697	$5,598
Interest expense, net	19,999	21,469
Interest income from development authority bonds	(1,800)	(1,800)
Income tax expense (benefit)	77	(196)
Depreciation	31,097	34,007
Amortization	16,737	23,219
EBITDA	$72,807	$82,297
Real estate acquisition costs	—	1,995
Loss on early extinguishment of debt	—	477
Loss on sale of real estate	310	—
Adjusted EBITDA	$73,117	$84,769
General and administrative	10,552	8,044
Interest rate swap valuation adjustment	—	(1,315)
Interest expense associated with interest rate swaps	—	1,321
Lease termination income (1)	(1,568)	(1,139)
Straight-line rental income	(5,872)	(3,937)
Net effect of above/(below) market amortization	(1,417)	(2,742)
Net operating income - cash basis	$74,812	$85,001
Net Operating Income from:
Acquisitions(2)	(9,130)	(3,908)
Dispositions(3)	(2,713)	(16,716)
Same store NOI - cash basis(4)	$62,969	$64,377

(1)	Includes adjustments for straight-line rent related to lease terminations.

(2)	Reflects activity for the following properties acquired since January 1, 2015, for all periods presented: 229 West 43rd Street, 315 Park Avenue South, and 116 Huntington Avenue.

(3)
Reflects activity for the following properties sold since January 1, 2015, for all periods presented: 100 East Pratt, 1881 Campus Commons, Market Square (49%), 170 Park Avenue, 180 Park Avenue, 1580 West Nursery Road, Acxiom, Highland Landmark III, The Corridors III, 215 Diehl Road, 544 Lakeview, Bannockburn Lake III, 550 King Street, and Robbins Road.

(4)	Includes Columbia Property Trust's pro rata share (51%) in the Market Square Joint Venture for all periods presented.

COLUMBIA PROPERTY TRUST, INC.
NET OPERATING INCOME AND SAME STORE NET OPERATING INCOME - GAAP BASIS
(in thousands)

	(Unaudited)
	Three Months Ended March 31,
	2016	2015
Reconciliation of Net Income to Net Operating Income - GAAP Basis and Same Store Net Operating Income - GAAP Basis:
Net income	$6,697	$5,598
Net interest expense	19,999	21,469
Interest income from development authority bonds	(1,800)	(1,800)
Income tax expense (benefit)	77	(196)
Depreciation	31,097	34,007
Amortization	16,737	23,219
EBITDA	$72,807	$82,297
Real estate acquisition costs	—	1,995
Loss on early extinguishment of debt	—	477
Loss on sale of real estate	310	—
Adjusted EBITDA	$73,117	$84,769
General and administrative	10,552	8,044
Interest rate swap valuation adjustment	—	(1,315)
Interest expense associated with interest rate swaps	—	1,321
Lease termination income(1)	(1,568)	(1,139)
Net Operating Income - GAAP Basis	$82,101	$91,680
Net Operating Income from:
Acquisitions(2)	(10,038)	(5,189)
Dispositions(3)	(3,918)	(17,285)
Same Store NOI - GAAP Basis(4)	$68,145	$69,206

(1)	Includes adjustments for straight-line rent related to lease terminations.

(2)	Reflects activity for the following properties acquired since January 1, 2015, for all periods presented: 229 West 43rd Street, 315 Park Avenue South, and 116 Huntington Avenue.

(3)
Reflects activity for the following properties sold since January 1, 2015, for all periods presented: 100 East Pratt, 1881 Campus Commons, Market Square (49%), 170 Park Avenue, 180 Park Avenue, 1580 West Nursery Road, Acxiom, Highland Landmark III, The Corridors III, 215 Diehl Road, 544 Lakeview, Bannockburn Lake III, 550 King Street, and Robbins Road.

(4)	Includes Columbia Property Trust's pro rata share (51%) in the Market Square Joint Venture for all periods presented.